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                                                                    EXHIBIT 21.1

                             THE J. JILL GROUP, INC.

                        (FORMERLY DM MANAGEMENT COMPANY)

                             LISTING OF SUBSIDIARIES

                                DECEMBER 25, 1999

NAME OF SUBSIDIARY                                       STATE OF INCORPORATION
Birch Pond Realty Corporation                            Delaware